UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 18, 2019

Commission File Number: 001-38458
LEVEL ONE BANCORP, INC.
(Exact name of registrant as specified in charter)

Michigan (State or other jurisdiction of incorporation)	71-1015624 (I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, MI (Address of principal executive offices)	48334 (Zip code)
(248) 737-0300
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class Common Stock, no par value	Trading symbol(s) LEVL	Name of each exchange on which registered Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On December 18, 2019, Level One Bancorp, Inc., a Michigan corporation (the “Company”), issued and sold $30.0 million aggregate principal amount of 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (the “Notes”). The Company intends to use the net proceeds it received from the sale of the Notes for general corporate purposes, including partially funding the Company’s pending acquisition of Ann Arbor State Bank.
The Notes mature December 18, 2029 and were issued pursuant to an Indenture, dated as of December 18, 2019 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee. The Notes bear interest at an initial fixed rate of 4.75% per annum from and including the issuance date to but excluding December 18, 2024. From and including December 18, 2024 to but excluding the maturity date, the Notes bear interest at a floating rate, reset quarterly. The Company is entitled to redeem the Notes, in whole or in part, on any interest payment date on or after December 18, 2024, and to redeem the Notes in whole upon certain other events.
The Notes were sold in a private placement transaction, in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506(b) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company entered into a Registration Rights Agreement, dated as of December 18, 2019 (the “Registration Rights Agreement”), with the purchasers, pursuant to which the Company has agreed to conduct an offer to exchange the Notes for substantially identical subordinated notes in an offering registered under the Securities Act (the “Exchange Offer”). If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.
The Notes are not subject to any sinking fund and are not convertible into or, other than in the Exchange Offer, exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital of the Company for regulatory capital purposes.
The foregoing summaries of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies or forms of which are filed herewith as Exhibits 4.1, 4.2. and 4 3, respectively and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On December 19, 2019, the Company issued a press release announcing the completion of the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.1.
In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished herewith as Exhibit 99.2.
The information in this Item 7.01 and the attached exhibits shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of December 18, 2019, between Level One Bancorp, Inc. and Wilmington Trust, National Association, as trustee
4.2	Form of 4.75% Fixed-to-Floating Rate Subordinated Notes due 2029 (included in Exhibit 4.1)
4.3	Form of Registration Rights Agreement, dated as of December 18, 2019, among Level One Bancorp, Inc. and the purchasers party thereto
99.1	Press Release of Level One Bancorp, Inc dated December 19, 2019
99.2	Investor Presentation of Level One Bancorp, Inc., dated December 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019
LEVEL ONE BANCORP, INC.

	By:	/s/ David C. Walker
	Name:	David C. Walker
	Title:	Executive Vice President and Chief Financial Officer